UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 15, 2019

SIERRA BANCORP

(Exact name of registrant as specified in its charter)

California	000-33063	33-0937517
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

86 North Main Street, Porterville, CA 93257
(Address of principal executive offices)	(Zip code)

(559) 782-4900

 (Registrant’s telephone number including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	BSRR	NASDAQ Global Select Market

Item 8.01other events

On August 15, 2019, at a regular meeting of Sierra Bancorp’s Board of Directors, the Board and Management concluded that it is in the Company’s best interest to resume activity under our previously-authorized stock repurchase plan, based on the Company’s stock price levels in recent periods.  There are 478,954 shares that remain available for repurchase under the current plan.

While the Company generally has discretion with regard to the timing and magnitude of share repurchases based on market conditions and any other relevant considerations, stock repurchase activity will be conducted within the parameters outlined in the Company’s Insider Trading Policy.  Repurchase activity will also typically be structured to conform to the safe harbor provisions of Securities and Exchange Commission Rule 10b-18, which contains restrictions related to price, timing, and volume, among other things.  Repurchases of shares of the Company’s common stock may be conducted through open market purchases using one or more of the Company's market makers, and may include purchases under a trading plan adopted pursuant to Securities and Exchange Commission Rule 10b5-1.  The Company cannot provide assurance that a specific quantity of shares will be repurchased, and repurchase activity may be suspended at any time.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Executive Vice President & Chief Financial Officer
Dated: August 16, 2019	SIERRA BANCORP By: /s/ Kenneth R. Taylor Kenneth R. Taylor Executive Vice President & Chief Financial Officer